Methven & Associates

Professional Corporation

Attorneys
Bruce E. Methven	2232 Sixth Street	Telephone
	Berkeley, California 94710	(510) 649-4019
Of Counsel:
Allison Donahue	E-mail jhorn@MethvenLaw.com	Fax
Jamin Horn	Web site www.MethvenLaw.com	(510) 649-4024

May 24, 2016

Sonasoft Corp.

2150 Trade Zone Blvd., Ste. 203

San Jose, CA 95131

RE:	Sonasoft Corp. Opinion and Consent
Methven & Associates File No. 3193-1

You have requested our opinion, as counsel for Sonasoft Corp., a California corporation (the “Company”), in connection with an offering statement on Form 1-A (File No. 024-10327) (the “Offering Statement”) under the Regulation A promulgated under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company with the Securities and Exchange Commission and the Post-Effective Amendment No. 5 to the Offering Statement (the “Amended Offering Statement”). The Offering Statement as amended by the Amended Offering Statement relates to an offering of 97,000,000 shares (the “Shares”) of the Company’s common stock, par value $.001 per share (the “Offering”) by the Company, at an offering price of$0.025 per share.

In order to render our opinion, we have examined the following documents identified to our satisfaction:

a)	the copies of Articles of Incorporation of the Company filed with the Secretary of State of California on December 18, 2002 (the “Articles”) and the amendments to the Articles filed on March 14, 2003, July 25, 2008, July 30, 2012 and January 10, 2014, respectively;

b)	a Good Standing Certificate from the Secretary of State of the State of California as of May 4, 2016;

c)	the resolutions of the Board of Directors of the Company relating to, without limitation, the Offering and the Offering Statement, and approving the transactions contemplated thereby; and,

d)	the Offering Statement and the Post-Effective Amendment No. 5 and all exhibits thereto.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to the opinion stated herein, we have, without independent third party verification of their accuracy, relied in part, to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In each instance we have relied upon the content of each of the documents set forth above and upon statements made by the officers and directors of the Company. In reliance thereon, and based upon our review of the foregoing, it is our opinion that the Shares when issued, sold and delivered in the manner and for the consideration stated in the Offering Statement as amended by the Amended Offering Statement, and in accordance with the resolutions adopted by the Board of Directors of the Company, will be: legally issued, fully paid and non-assessable.

The opinion expressed herein is limited to the California Corporations Code, as currently in effect (the “Code”), applicable provisions of the Constitution of the State of California, as currently in effect (the “California Constitution”), and judicial decisions reported as of the date hereof that interpret the Code and such applicable provisions of the California Constitution (collectively, “California Law”). We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Offering Statement and to the reference to our firm under the caption “Relationship with Issuer of Experts Named in Offering Statement” in the Offering Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

METHVEN & ASSOCIATES PC

/s/ Jamin P. Horn
Jamin P. Horn, Esq.